Exhibit 99.1

                          IN THE UNITED STATES DISTRICT COURT
                                FOR THE DISTRICT OF MARYLAND

SECURITIES AND                                 :
EXCHANGE COMMISSION                            :

         v.                                    : Civil Action No. DKC 2003-1213

                                               :
1ST ATLANTIC
GUARANTY CORPORATION                           :

                  ORDER EXTENDING TEMPORARY RESTRAINING ORDER,
                    FREEZE OF PAYMENTS TO CERTIFICATE HOLDERS
                            AND SETTING HEARING DATE

AND NOW, this 5th day of May, 2003, upon consideration of the Court's Order of April 23, 2003, entering a temporary retraining order and freezing payments to 1st Atlantic's certificate holders until May 5, 2003, and scheduling a hearing on Plaintiff's motion for appointment of a receiver for May 5, 2003, at 2:30 p.m.; and Upon the parties' consent to the following relief, and with Defendant neither admitting nor denying the allegations of the Complaint, IT IS, by the United States District Court for the District of Maryland, ORDERED that:

      1. The temporary restraining order and freeze on payments ordered on May 5, 2003, BE, and the same hereby IS, EXTENDED up to and including May 20, 2003;

      2. A hearing concerning the Commission's motion for appointment of a receiver and its motion for preliminary injunction will be held on Tuesday, May 20, 2003, at 11:00 a.m. in Courtroom 4B, United States Courthouse, 6500 Cherrywood Lane, Greenbelt, MD. The parties may conduct limited discovery for purposes of preparing for the hearing, including depositions, requests for admissions, interrogatories and requests for production, on an expedited basis and upon such schedules and timetables to require receipt of responses and taking of testimony by 5:00 p.m. on May 15, 2003,

      3. The Defendant will serve such responsive papers, if any, on Plaintiff's counsel no later than 5:00 p.m. on May 15, 2003;


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      4. The Order sealing portions of the record continues in effect pending further Order of court; and

      5. The Clerk will transmit this Order to counsel for the parties.


                                        /s/ Deborah K. Chasanow
                                        -----------------------
                                        DEBORAH K. CHASANOW
                                        United States District Judge


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